Exhibit 99.1

               Buckeye Reports October-December Results

    MEMPHIS, Tenn.--(BUSINESS WIRE)--January 24, 2006--Buckeye Technologies Inc. (NYSE:BKI) today announced it earned $1.9 million after tax (5 cents per share) in the quarter ended December 31, 2005. The Company's results include $0.7 million after tax in restructuring expenses associated with the closure of the Glueckstadt, Germany cotton linter pulp plant. The Glueckstadt manufacturing facility ceased production in December.

    During the same quarter of the prior year, the Company earned $2.9 million after tax, which included $6.6 million after tax in restructuring and impairment costs and a $4.7 million after tax gain from the sale of a building and equipment located at Cork, Ireland.
    Net sales in the just completed quarter were $188.3 million, 4% above the $180.6 million in the same quarter of the prior year.
    Buckeye Chairman, David B. Ferraro, stated, "Business conditions continued to be very challenging during October-December. While we are pleased that we achieved sales growth, continuing high costs for chemicals, energy, and transportation combined with startup expenses related to installing market pulp capability at our Americana, Brazil facility depressed earnings."
    Mr. Ferraro went on to say, "Although high energy related costs and startup expenses at the Americana facility will continue to impact us in fiscal year 2006, product price increases we have implemented and the fact that we have essentially completed our capital expenditures related to converting Americana give us optimism that we will begin to restore margins and reduce our debt during the balance of the fiscal year."
    Buckeye, a leading manufacturer and marketer of specialty fibers and nonwoven materials, is headquartered in Memphis, Tennessee, USA. The Company currently operates facilities in the United States, Germany, Canada, and Brazil. Its products are sold worldwide to makers of consumer and industrial goods.
    Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting the Company's operations, financing, markets, products, services and prices, and other factors. For further information on factors which could impact the Company and the statements contained herein, please refer to public filings with the Securities and Exchange Commission.



                      BUCKEYE TECHNOLOGIES INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS
                             (unaudited)
                (In thousands, except per share data)

                           Three Months Ended        Six Months Ended
                     ----------------------------- -------------------
                     December September  December  December  December
                     31, 2005  30, 2005  31, 2004  31, 2005  31, 2004
                     --------- --------- --------- --------- ---------

Net sales            $188,254  $165,456  $180,622  $353,710  $347,945

Cost of goods sold    162,546   141,263   149,475   303,809   287,169
                     --------- --------- --------- --------- ---------
Gross margin           25,708    24,193    31,147    49,901    60,776


Selling, research and
 administrative
 expenses              11,354    11,406    10,748    22,760    20,474
Amortization of
 intangibles and
 other                    477       531       603     1,008     1,206
Impairment of long-
 lived assets               -         -    12,010         -    12,010
Restructuring costs     1,141     1,951       363     3,092     1,559
                     --------- --------- --------- --------- ---------

Operating income       12,736    10,305     7,423    23,041    25,527

Net interest expense
 and amortization of
 debt costs           (10,574)  (10,184)  (11,279)  (20,758)  (22,557)
Loss on early
 extinguishment of
 debt                       -      (151)        -      (151)        -
Gain on sale of
 assets held for
 sale                       -         -     7,173         -     7,173
Foreign exchange and
 other                    (22)     (368)      267      (390)      234
                     --------- --------- --------- --------- ---------
Income (loss) before
 income taxes           2,140      (398)    3,584     1,742    10,377
Income tax expense
 (benefit)                286      (109)      671       177     3,049
                     --------- --------- --------- --------- ---------
  Net income (loss)    $1,854     $(289)   $2,913    $1,565    $7,328
                     ========= ========= ========= ========= =========


Earnings per share
   Basic earnings
    (loss) per share    $0.05    ($0.01)    $0.08     $0.04     $0.20
   Diluted earnings
    (loss) per share    $0.05    ($0.01)    $0.08     $0.04     $0.20

Weighted average
 shares for basic
 earnings per share    37,592    37,588    37,390    37,590    37,351

Adjusted weighted
 average shares for
 diluted earnings
 per share             37,630    37,588    37,605    37,633    37,532



                      BUCKEYE TECHNOLOGIES INC.
                     CONSOLIDATED BALANCE SHEETS
                            (In thousands)
                             (unaudited)

                                               December 31   June 30
                                                  2005         2005
                                               ----------- -----------

Assets
Current assets:
     Cash and cash equivalents                    $10,477      $9,926
     Accounts receivable, net                     121,338     118,215
     Inventories                                  120,488     107,895
     Deferred income taxes and other                7,152      10,468
                                               ----------- -----------
          Total current assets                    259,455     246,504

     Property, plant and equipment, net           539,017     525,931
     Goodwill                                     142,615     139,430
     Intellectual property and other, net          40,571      37,872
                                               ----------- -----------
Total assets                                     $981,658    $949,737
                                               =========== ===========


Liabilities and stockholders' equity
Current liabilities:
     Trade accounts payable                       $35,984     $37,226
     Accrued expenses                              51,800      48,401
     Current portion of capital lease
      obligations                                     789         685
     Current portion of long-term debt                998       1,376
                                               ----------- -----------
          Total current liabilities                89,571      87,688

     Long-term debt                               562,336     535,539
     Deferred income taxes                         31,919      34,660
     Capital lease obligations                        943       1,382
     Other liabilities                             21,350      20,879
     Stockholders' equity                         275,539     269,589
                                               ----------- -----------
Total liabilities and stockholders' equity       $981,658    $949,737
                                               =========== ===========



                      BUCKEYE TECHNOLOGIES INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (unaudited)
                            (In thousands)

                                                   Six Months Ended
                                                 ---------------------
                                                  December   December
                                                  31, 2005   31, 2004
                                                 ---------------------
OPERATING ACTIVITIES
--------------------
Net income                                          $1,565     $7,328
Adjustments to reconcile net income (loss) to net cash provided by operating activities:

 Impairment of long-lived assets                         -     12,010
 Depreciation                                       23,385     23,136
 Amortization                                        1,599      1,674
 Loss on early extinguishment of debt                  151          -
 Deferred income taxes                              (2,982)     1,824
 Gain on sale of assets held for sale                    -     (7,173)
 Other                                               1,156      1,372
 Change in operating assets and liabilities
  Accounts receivable                               (3,130)    (2,048)
  Inventories                                      (12,387)      (336)
  Other assets                                      (2,798)      (245)
  Accounts payable and other liabilities             2,336     (7,977)
                                                 ---------- ----------
Net cash provided by operating activities            8,895     29,565

INVESTING ACTIVITIES
 Purchases of property, plant & equipment          (34,358)   (11,779)
 Other                                                (276)    13,575
                                                 ---------- ----------
Net cash provided by (used in) investing
 activities                                        (34,634)     1,796

FINANCING ACTIVITIES
 Net borrowings (payments) under line of credit     42,250          -
 Payments on long term debt and other              (15,963)   (33,585)
 Payments for debt issuance costs                        -         (5)
 Net proceeds from sale of equity interests             66      1,250
                                                 ---------- ----------
Net cash provided by (used in) financing
 activities                                         26,353    (32,340)
                                                 ---------- ----------

Effect of foreign currency rate fluctuations on
 cash                                                  (63)     1,859

Increase in cash and cash equivalents                  551        880
                                                 ---------- ----------
Cash and cash equivalents at beginning of
 period                                              9,926     27,235
                                                 ---------- ----------
Cash and cash equivalents at end of period         $10,477    $28,115
                                                 ========== ==========




                      BUCKEYE TECHNOLOGIES INC.
                     SUPPLEMENTAL FINANCIAL DATA
                             (unaudited)
                            (In thousands)

                           Three Months Ended       Six Months Ended
                     ----------------------------- -------------------
SEGMENT RESULTS      December September  December  December  December
                     31, 2005  30, 2005  31, 2004  31, 2005  31, 2004
                     --------- --------- --------- --------- ---------
Specialty Fibers
 Net sales           $137,898  $114,561  $129,854  $252,459  $247,900
 Operating income (a)  11,559    10,163    17,050    21,722    33,948
 Depreciation and
  amortization (b)      7,406     7,274     7,123    14,680    14,084
 Capital
  expenditures         13,262    19,330     6,288    32,592    10,202

Nonwoven Materials
 Net sales            $58,460   $57,326   $58,065  $115,786  $113,987
 Operating income (a)   2,739     2,560     3,448     5,299     7,016
 Depreciation and
  amortization (b)      4,062     4,038     4,403     8,100     8,626
 Capital
  expenditures            406       599       261     1,005     1,237

Corporate
 Net sales            $(8,104)  $(6,431)  $(7,297) $(14,535) $(13,942)
 Operating loss (a)    (1,562)   (2,418)  (13,075)   (3,980)  (15,437)
 Depreciation and
  amortization (b)        842       845       877     1,687     1,743
 Capital
  expenditures            410       351       260       761       340

Total
 Net sales           $188,254  $165,456  $180,622  $353,710  $347,945
 Operating income (a)  12,736    10,305     7,423    23,041    25,527
 Depreciation and
  amortization (b)     12,310    12,157    12,403    24,467    24,453
 Capital
  expenditures         14,078    20,280     6,809    34,358    11,779

(a) Asset impairment and restructuring costs are included in operating income for the corporate segment.

(b) Depreciation and amortization includes depreciation, depletion and amortization of intangibles.

                           Three Months Ended       Six Months Ended
                     ----------------------------- -------------------
ADJUSTED EBITDA      December September  December  December  December
                     31, 2005  30, 2005  31, 2004  31, 2005  31, 2004
                     --------- --------- --------- --------- ---------

Income (loss)          $1,854     $(289)   $2,913    $1,565    $7,328
Income tax expense
 (benefit)                286      (109)      671       177     3,049
Net interest expense   10,204     9,808    10,877    20,012    21,772
Amortization of debt
 costs                    370       376       402       746       785
Early extinguishment
 of debt                    -       151         -       151         -
Depreciation,
 depletion and
 amortization          12,310    12,157    12,403    24,467    24,453
                     --------- --------- --------- --------- ---------
EBITDA                 25,024    22,094    27,266    47,118    57,387

Interest income           167       243       199       410       363
Asset impairments           -         -    12,010         -    12,010
Loss on disposal of
 assets                   145       101       331       246       461
Restructuring
 charges (c)            1,141     1,951    (7,173)    3,092    (7,173)
                     --------- --------- --------- --------- ---------
Adjusted EBITDA       $26,477   $24,389   $32,633   $50,866   $63,048
                     ========= ========= ========= ========= =========

We calculate EBITDA as earnings before cumulative effect of change in accounting plus net interest expense, income taxes and depreciation and amortization. Adjusted EBITDA further adjusts EBITDA by adding back the following items: interest income, cumulative effect of changes in accounting, asset impairment charges, restructuring charges and other (gains) losses. You should not consider adjusted EBITDA to be an alternative measure of our net income, as an indicator of operating performance; or our cash flow, as an indicator of liquidity. Adjusted EBITDA corresponds with the definition contained in our US revolving credit facility and it provides useful information concerning our ability to comply with debt covenants. Although we believe adjusted EBITDA enhances your understanding of our financial condition, this measure, when viewed individually, is not a better indicator of any trend as compared to other measures (e.g., net sales, net earnings, net cash flows, etc.).

On December 31, 2005 we had borrowing capacity of $22.7 million on the revolving credit facility. The portion of this amount that we could borrow will depend on our financial results and ability to comply with certain borrowing conditions under the revolving credit facility.

(c) The definition of Adjusted EBITDA limits the add back of restructuring charges to costs incurred from October 1, 2002 through June 30, 2004, provided that the aggregate amount does not exceed $6.0 million. Restructuring charges of $1,559 incurred between July 1, 2004 and December 31, 2004 are not added back to Adjusted EBITDA. We amended our credit facility on March 15, 2005. The amended credit facility provides for adding back restructuring charges subsequent to December 31, 2004 not to exceed $12.0 million.





    CONTACT: Buckeye Technologies Inc., Memphis
             Kris Matula, 901-320-8588
             or
             Investor Relations:
             Chad Foreman, 901-320-8828
             www.bkitech.com